UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 8, 2012

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 8, 2012, at the Xilinx, Inc. (the “Company”) 2012 Annual Meeting of Stockholders, the Company’s stockholders approved the proposals listed below. The final results for the votes regarding each proposal are also set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on May 29, 2012.

1.	Elect nine nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified:
	Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Philip T. Gianos	210,667,297	3,137,185	105,349	17,776,090
	Moshe N. Gavrielov	211,054,762	2,742,010	113,061	17,776,090
	John L. Doyle	209,487,948	4,330,171	91,714	17,776,090
	Jerald G. Fishman	207,662,369	6,138,398	109,067	17,776,090
	William G. Howard, Jr.	210,918,886	2,893,944	97,003	17,776,090
	J. Michael Patterson	213,022,353	792,658	94,819	17,776,090
	Albert A. Pimentel	212,614,910	1,186,106	108,816	17,776,090
	Marshall C. Turner	213,396,529	418,334	94,969	17,776,090
	Elizabeth W. Vanderslice	210,507,963	3,293,372	108,496	17,776,090

2.	Approve an amendment to the 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		211,882,780	1,876,672	149,931	17,776,090

3.	Approve an amendment to the 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		171,803,768	41,911,628	193,987	17,776,090

4.	Approve, on an advisory basis, the compensation of the named executive officers of the Company.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		194,323,972	19,294,314	291,095	17,776,090

5.	Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx, for the fiscal year ending March 30, 2013.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		228,087,661	3,404,607	193,205	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: August 14, 2012	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer